Exhibit 99.2

Southwest Banc Shares, Inc.
2862 Dauphin Street

Mobile, Alabama 36606

Special Meeting of Shareholders

February 20, 2018; 2:30 p.m.

This proxy is solicited by the Board of Directors of Southwest Banc Shares, Inc.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated January ___, 2018, and revoking all prior proxies, hereby appoints Lindsey C. Boney, III and James Massey, or any one of them, with full power of substitution in each, proxies to vote all the common stock of Southwest Banc Shares, Inc. (“Southwest”) which the undersigned may be entitled to vote at the special meeting of shareholders to be held on February 20, 2018 at 2:30 p.m., local time, at 2862 Dauphin Street, Mobile, Alabama and at any adjournment thereof, as follows:

1.       Proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2017, by and between The First Bancshares, Inc. (“First Bancshares”) and Southwest, pursuant to which Southwest will be merged with and into First Bancshares, with First Bancshares as the surviving corporation, all on the terms and subject to the conditions contained therein.

[_]   FOR         [_]   AGAINST         [_]    ABSTAIN

2.       Proposal to adjourn the special meeting to a later date or dates, if the Board of Directors of Southwest determines such an adjournment is necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the merger agreement and the merger.

[_]   FOR         [_]   AGAINST         [_]    ABSTAIN

The Board of Directors recommends that you vote “FOR” each of proposals 1 and 2 above.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the approval of the proposals and in the discretion of the persons appointed herein upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.

Please date, sign your name(s) exactly as shown on your stock certificate, and return this proxy card in the accompanying envelope as promptly as practical. If signing on behalf of a trust, corporation or other entity, please indicate title of person signing. If stock is held jointly, both shareholders must sign.

Date: ________________________________	______________________________________________
Signature
Date: ________________________________	______________________________________________
Signature